Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Agrees to Terms on Amendment to its Credit Facility and
Extends $2 Million Line of Credit

Debt Covenant Compliance will be Redefined through December 31, 2013;
$2 Million Revolving Line of Credit will be Extended through July 31, 2013

Center Valley, PA – February 14, 2013 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that it has agreed to terms effectively amending debt covenants for the period December 31, 2012 through December 31, 2013 and also extending its $2 million credit line through July 31, 2013. The latter expired on January 31, 2013. The Company expects to execute the amendment in the next few days and following such execution, the terms of the amendment will be described in a report filed with the Securities and Exchange Commission, within the time frame allowed for such a report.

Due to the changes in the Company’s debt terms and the resulting impact on the Company’s upcoming Quarterly Report on Form 10-Q, management will require additional time to complete such Quarterly Report, resulting in a delay in filing for the quarter ended December 31, 2012. The Company anticipates that the Quarterly Report will be filed as soon as practicable but, in any event, no later than the 5th calendar day following the prescribed due date.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., is an industry leading, global manufacturer of precision, large-scale fabricated and machined metal components and systems. These products are used in a variety of markets including: renewable energy (solar and wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s mission is to be the leading end-to-end global service provider to its markets by furnishing custom, fully integrated “turn-key” solutions for complete products that require custom fabrication, precision machining, assembly, integration, inspection, non-destructive evaluation and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk that the amendment is not executed or not executed on terms described above, the Company’s ability to remain in compliance with the covenants under its credit facility, the Company’s ability to file its Quarterly Report on Form 10-Q no later than the 5th day following its prescribed due date, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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